SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. 0)

[X] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[   ] Definitive Information Statement

MICRO IMAGING TECHNOLOGY, INC.

(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14c-5(g).

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g)

and 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4) Proposed maximum aggregate value of transaction:

          (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing Party:

          (4) Date Filed:

Item 1. Information Required by Items of Schedule 14A.

     14A Item 1. Date, time and place information.

     (a) The date of the consent to action reported in this Information Statement was May 14, 2007. The mailing address for purposes of communicating with the Company is 970 Calle Amanecer, Suite F, San Clemente, California 92673. (949) 485-6006

     (b) This Information Statement will be mailed to security holders on or after May 14, 2007.

     (c) Inapplicable to Information Statement.

     14A Item 2. Revocability of Proxy

            Inapplicable to Information Statement.

     14A Item 3. Dissenters' Right of Appraisal

           Under Nevada law, dissenters' (or appraisal) rights are not available in a merger or share exchange if the shares held by the stockholders prior to the share exchange or merger were either listed on a national securities exchange or held by at least 2,000 stockholders of record, unless the articles of incorporation of the corporation provide for dissenters' rights or the stockholders are required to accept under the plan of merger or share exchange anything other than cash, shares of the surviving corporation, shares of a publicly traded or widely held corporation, or a combination of these.

     14A Item 4. Persons Making the Solicitation

            Inapplicable to Information Statement

     14A Item 5. Interest of Certain Persons in Matters to Be Acted Upon

            Inapplicable to Information Statement

     14A Item 6. Voting Securities and Principal Holders Thereof

      (a) The number of shares outstanding and eligible to vote or have voted in this matter as of May 8, 2007 are:  29,554,666 shares of common stock and 2,600,000 shares of redeemable convertible referred stock, each share of common and redeemable convertible preferred stock is entitled to one vote. Of all shares entitled to vote as of May 8, 2007, 21,846,561 (67.9%) voted in favor of the proposal.

     (b) The record date for security holders voting on this proposal was May 8, 2007.

     (c)-(e) Inapplicable

    14A Items 7 through 10.

        Inapplicable.

    14A Item 11. Authorization or Issuance of Securities Otherwise Than For Exchange.

        (a) A total of up to 81,550,000 shares (post-reverse) of restricted common stock may be issued to acquire the company known as Zhongke, Inc. as a wholly-owned subsidiary of this company.

        (b) The shares to be issued will be identical in rights, privilege and preferences to those shares of the company's common stock already issued and outstanding.

        (c) The company being acquired, Zhongke, Inc., is a space flight and agricultural development company.

        (d) The impact of the issuance of these shares will be to increase the issued and outstanding number of shares of Micro Imaging Technology, Inc. from 250,000 post-reverse (1-for-118) shares to approximately 81,800,000 shares if the acquisition is completed.

     14A Item 13. Financial and Other Information.

       (a) Financial statements are incorporated by reference to the company's most recent 10-KSB, for the year ended October 31, 2006, filed as of February 15, 2007; and the company's interim statement updating that information, Form 10-QSB, for the period ended January 31, 2007, filed with the Securities and Exchange Commission on March 12, 2007.

        (b) See (a) above.

        (c) The list of filings incorporated by reference appears on the last page of this document.

    14A Item 14. Mergers, Consolidations, Acquisitions and Similar Matters.

        (a) Applicability: This activity is the acquisition of securities held by existing shareholders of Zhongke, Inc.

        (b) Transaction Information:

(1)

Summary Term Sheet:

Acquisition Price	The company is proposing an acquisition of Zhongke, Inc. in exchange for up to 81,550,000 shares of the company's restricted common stock.
Assumption of Debt	Zhongke, Inc. may assume Company's pre-Agreement debt up to $ 10,000.
Name Change	Micro Imaging Technology, Inc. will change its corporate name to Shanxi Zhongke Spaceflight Argiculture Development Stock Co., Inc.
Reverse Split

The company has conducted a reverse split of its existing outstanding shares on a basis of 1 to 118, thereby reducing the Company's pre-acquisition, outstanding stock from 29,554,666 to approximately 250,000 shares.

Events to Occur

The company’s existing, wholly-owned subsidiary, Micro Imaging Technologies, Inc., which is chartered in Nevada, and which conducts the company’s remaining active business in the field of laser identification of biological hazards, will be divested to the existing shareholders as of the record date for the distribution of this Information Statement.  Management of the Company will continue to be the management of Micro Imaging Technologies, but will step down after the acquisition of Zhongke if this acquisition is completed.

                (2) Contact Information. The company is currently conducting business at 970 Calle Amanecer, Suite F, San Clemente, California 92673, (949) 485-6006

                (3) Business Conducted: Zhongke, Inc. is a space flight and agricultural development company.

                (4) Terms of the Transaction: A total of up to 81,550,000 shares (after giving effect to a 1-for-1 reverse) of newly issued restricted common stock will be exchanged with current shareholders of Zhongke, Inc. to acquire a 100% control and ownership of that company.  The company's officers and directors believe that the acquisition of a subsidiary earning sufficient positive revenues is in the best interests of the company. This acquisition was tentatively approved by 21,846,561 shares of the 32,154,666 eligible to vote as of May 8, 2007. There are no changes in the rights of any existing shareholders as a result of this transaction. The acquisition will be treated as a purchase for accounting purposes.

                (5) Regulatory Approvals: None required.

                (6) Reports, Opinions, Appraisals: None utilized or obtained: None obtained, other than financials.

                (7) Past Contacts, Transactions or Negotiations.  There were limited contacts between the registrant and the company being acquired until such time as the prospect was presented to the registrant's management in March of 2007. No prior course of business existed between the two companies.

                (8) Selected Financial Data: None is available at this time, but will be presented within 4 days of the date of actual agreement for acquisition. (See SB rule 310(c)(iii), as no securities are being registered)

    14A Items 15, 16, 17 and 18 are inapplicable to this information statement.

    14A Item 19. Amendment of Charter, By-Laws or Other Documents.

            The Articles of Incorporation would be amended to change the company name to "Shanxi Zhongke Spaceflight Agriculture Development Stock Co., Inc." No other amendments are being effected at this time.

    14A Item 20. Other Proposed Action.

            Inapplicable to this information statement.

    14A Item 21. Voting Procedures.

            Inapplicable to this information statement.

    14A Item 22. Information Required in Investment Company Proxy Statement.

            Inapplicable to this information statement.

FURTHER INFORMATION REQUIRED IN 14C INFORMATION STATEMENT

ITEM 2. Statement That Proxies Are Not Solicited

           WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ITEM 3. Interest of Certain Persons in or Opposition to Matters to be Acted Upon.

ITEM 4. Proposals by Security Holders

         No proposals in opposition to this proposal have been received by the Company.

ITEM 5. Delivery of Documents to Security Holders Sharing an Address.

        Each security holder will be sent a copy of this information statement, even if sharing an address with another security holder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

MICRO IMAGING TECHNOLOGY, INC.

(Registrant)

By: /s/ Michael Brennan

       Michael Brennan,

       Chief Executive Officer & Director

       Dated: May 14, 2007

MATERIAL INCORPORATED BY REFERENCE:

Annual Report on Form 10KSB7, for the period ending October 31, 2006, filed February 15, 2007;

Quarterly Report on Form 10QSB, for the period ending January 31, 2007, filed on March 12, 2007.